CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of Pamrapo Bancorp, Inc. (the "Company"), in regard to the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan, of our report dated January 31, 2003, on the Company's consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.







Pine Brook, New Jersey
June 24, 2003